UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

March 3, 2023	(February 27, 2023)
Date of Report (Date of earliest event reported)

GREIF INC.
(Exact name of registrant as specified in its charter)

Delaware	001-00566	31-4388903
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

425 Winter Road	Delaware	Ohio	43015
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code: (740) 549-6000
Not Applicable
(Former name or former address, if changed since last report.)

    Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

    If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A Common Stock	GEF	New York Stock Exchange
Class B Common Stock	GEF-B	New York Stock Exchange
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
Compensatory Arrangements of Certain Officers.
Item 5.02(b).

On February 27, 2023, the Board of Directors of Greif, Inc. (the “Company”) accepted the resignation of Roel Vestjens as a director. Mr. Vestjens’ resignation was submitted pursuant to the Company’s Corporate Governance Guidelines and was the result of a material change in the employment of Mr. Vestjens. Mr. Vestjens’ resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. In addition, Mr. Vestjens was not nominated for election as a director at the Annual Meeting referenced below.

Item 5.07.    Submission of Matters to a Vote of Security Holders

The Annual Meeting of Stockholders (the "Annual Meeting") of the Company was held on February 28, 2023. At the Annual Meeting, the holders of the Company's Class B Common Stock voted on the following proposals and cast their votes as described below.

Proposal 1

To elect the following persons as directors for one-year terms Ole G. Rosgaard, Vicki L. Avril-Groves, Bruce A. Edwards, Mark A. Emkes, Daniel J. Gunsett, John W. McNamara, Frank C. Miller, Karen A. Morrison, Robert M. Patterson and Kimberly T. Scott, the ten persons nominated by the Company's Board of Directors.

PROPOSAL 001 ELECTION OF DIRECTORS

***	FOR	WITHHELD
Ole G. Rosgaard	18,865,360	19,593
Vicki L. Avril-Groves	18,762,783	122,170
Bruce A. Edwards	18,357,408	527,545
Mark A. Emkes	18,851,222	33,731
Daniel J. Gunsett	18,238,959	645,994
John W. McNamara	18,442,668	442,285
Frank C. Miller	18,808,060	76,893
Karen A. Morrison	18,872,912	12,041
Robert M. Patterson	18,818,198	66,755
Kimberly T. Scott	18,840,482	44,471

Proposal 2

To consider and vote upon the following resolution concerning the compensation of the Company’s named executive officers:

“Resolved, that the Class B Common Stockholders hereby approve, on an advisory basis, the compensation, as disclosed in the Compensation Discussion and Analysis section and compensation tables, as well as the other narrative executive compensation disclosures, contained in the Company’s Proxy Statement for its 2023 Annual Meeting of Stockholders (the "Proxy Statement"), of the Company’s named executive officers identified in the Proxy Statement.”

PROPOSAL 002 ADVISORY VOTE ON APPROVAL OF COMPENSATION OF NAMED EXECUTIVE OFFICERS

***	FOR	AGAINST	ABSTAIN
TOTAL SHARES VOTED	18,624,889	24,348	235,716
Proposal 3
To consider and vote upon the frequency of conducting future advisory votes concerning the approval of the compensation of the Company’s named executive officers.
PROPOSAL 003 ADVISORY VOTE ON THE FREQUENCY OF VOTES ON EXECUTIVE COMPENSATION

***	1 YEAR	2 YEARS	3 YEARS	ABSTAIN
TOTAL SHARES VOTED	8,020,760	26,049	8,725,354	1,961,127

Proposal 4
To consider and vote upon the proposal to approve amendments to the Company's 2005 Outside Directors Equity Award Plan.
PROPOSAL 004 APPROVAL OF AMENDED & RESTATED OUTSIDE DIRECTORS EQUITY AWARD PLAN

***	FOR	AGAINST	ABSTAIN
TOTAL SHARES VOTED	16,033,631	2,611,669	239,653
Proposal 5
To consider and vote upon the proposal to approve the Greif, Inc. Colleague Stock Purchase Plan.
PROPOSAL 005 APPROVAL OF COLLEAGUE STOCK PURCHASE PLAN

***	FOR	AGAINST	ABSTAIN
TOTAL SHARES VOTED	18,625,790	26,650	232,513

Section 7 - Regulation FD

Item 7.01 Regulation FD Disclosure.

On February 28, 2023, the Company issued a press release announcing the election of Bruce Edwards as the Chairman of the Board of the Company, the election of Frank C. Miller as a director, and other changes.

The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d)Exhibit

Exhibit No.	Description
99.1	Press release issued by Greif, Inc. on February 28, 2023.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREIF, INC.
Date: March 3, 2023	By	/s/ Gary R. Martz
Gary R. Martz Executive Vice President and General Counsel